UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event: July 31, 2009

AVENTURA EQUITIES, INC.
(Exact name of registrant as specified in its charter)




Florida
0-32333
65-0972865
(State or other
jurisdiction of
incorporation)
(Commission
File Number)
(IRS Employer
Identification
No.)


Aventura Equities, Inc.
5402 W. Brittany
McHenry,  IL 60050
(Address of Principal Executive Office)

Registrant?s telephone number, including area code: (815) 575-4815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[  ]    Written communications pursuant to Rule
425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-
12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant
to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))




ITEM 5.03 ? AMENDMENTS TO ARTICLES OF
INCORPORATION OR BYLAWS

Aventura Equities, Inc. (the ?Company?) has amended its? Certificate of Incorporation with the State of Florida to reduce its? authorized number of common shares from 60,000,000,000 to 150,000,000. In addition, the Company combined the Preferred Class A and Preferred Class B
Shares into a ?simple? Preferred Class with
100,000,000 preferred shares authorized. As of July 31, 2009 there were 50,000,000 preferred shares outstanding, and 6,270,581 common shares outstanding.

ITEM 8.01 - OTHER EVENTS

On July 31, 2009 the Company hired Grandmark
Capital Services, LLC of Stuart, Florida to replace Interwest Transfer Company of Salt Lake
City, Utah as new Transfer Agent. The move was precipitated to reduce transfer cost and to have a Transfer Agent located in the same State as the Company is incorporated in.

The Company has filed with the Securities and Exchange Commission (the ?Commission?) a Form
1-A common share offering to investors. The offering is for up to 10,000,000 shares, and the proceeds used to make acquisitions and expand the Company?s food and consumer products business. As of this date, the offering has not been considered effective by the Commission, and Company can not predict when the offering will become effective.

SIGNATURES
Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTURA EQUITIES, INC.
By: /s/ Francis P. Manzo III
Francis P. Manzo III,
President and Director


Date: August 11, 2009